UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________________________________________________________
FORM 8-K
__________________________________________________________________________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 9, 2021
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CURO GROUP HOLDINGS CORP.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-38315	90-0934597
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3615 North Ridge Road, Wichita, Kansas		67205
(Address of Principal Executive Offices)		(Zip Code)

(316) 772-3801
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
________________________________________________________________________
Check the appropriate box below if the Form8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	CURO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2of the Securities Exchange Act of 1934(§240.12b-2of this chapter).

    Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.01 Completion of Acquisition or Disposition of Assets

As reported in a previously-filed Current Report on Form 8-K (the “Initial 8-K”) on December 22, 2020, the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”) by and among Finserv Acquisition Corp. (“Finserv”), Katapult Holdings Inc. (“Katapult”), two wholly-owned subsidiaries of Finserv and Orlando Zayas, in his capacity as the Holder Representative, (the “Transaction”) was completed on June 9, 2021.

In connection with the Transaction, CURO Group Holdings Corp. ("CURO") received $146.9 million of cash and an ownership stake of 22.2% of the fully-diluted shares of the new public company (including earn out shares). The earn out shares may be issued to CURO upon certain conditions following the closing of the Transaction. One-half of the earn out shares will vest if the closing price of the common stock of the new public company equals or exceeds $12.00 per share and one-half will vest if the closing price of the common stock of the new public company equals or exceeds $14.00 per share, in each case over any 20 trading days within any 30 consecutive trading day period ending prior to the expiry of six years from the closing date of the Transaction (the “Earn Out Period”), subject to adjustments as a result of certain events prior to the expiration of the Earn Out Period (as set forth in the Merger Agreement). CURO’s earn out shares will also vest if there is a change of control transaction of the new public company prior to the expiration of the Earn Out Period that will result in the holders of common stock of the new public company receiving a price per share equal to or in excess of the applicable price per share thresholds described above.

The shares of the new public company that CURO receives may not be sold or transferred, subject to limited exceptions, until the earliest to occur of, among other events, (a) 180 days after the closing of the Transaction or (b) the first date the closing price of the new public company common stock equals or exceeds $12.00 per share over any 20 trading days within any 30 consecutive trading day period commencing at least 90 days after the closing of the Transaction.

Attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by this reference, is a copy of CURO’s press release dated June 9, 2021, announcing the completion of the disposition.

ITEM 8.01 Other Events

On June 9, 2021, CURO issued a press release announcing the completion of the Transaction. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(d). Exhibits

Exhibit Number	Description
99.1	Press Release, dated June 9, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 9th day of June, 2021.

                        CURO Group Holdings Corp.
                        By: /s/ Roger Dean______
                        Roger Dean
                        Executive Vice President, Chief Financial Officer
                        and Acting Chief Accounting Officer